CONSENT, SUBORDINATION AND
                              ASSUMPTION AGREEMENT

     WHEREAS, by an Amended and Restated Installment Sale Agreement dated November 25, 1991 (the "Installment Sale Agreement"), MONTGOMERY COUNTY INDUSTRIAL DEVELOPMENT CORPORATION, a Pennsylvania non-profit corporation organized and existing under and by virtue of the laws of the Commonwealth of Pennsylvania, (the "Borrower") agreed to sell to SLT PROPERTIES, INC., a Delaware corporation, (the "Old Beneficial Owner") certain premises situate in Montgomery County, Pennsylvania, as more particularly described on Exhibit A attached hereto and made a part hereof (the "Premises"), subject to the lien of a certain second mortgage from Borrower to THE PENNSYLVANIA INDUSTRIAL DEVELOPMENT AUTHORITY ("PIDA"), dated November 20, 1991 and delivered December 2, 1991, and recorded in the Office of the Recorder of Deeds of Montgomery County, Pennsylvania, in Mortgage Book 6791, page 198 (the "Mortgage"), which Mortgage secures a loan in the original principal amount of Two Million Dollars ($2,000,000) from PIDA to the Borrower (the "Loan"), evidenced by a note dated November 21, 1991 and delivered December 2, 1991 (the "Note"); and

     WHEREAS, the Borrower on behalf of the Old Beneficial Owner requested (the "Request") that PIDA approve (1) the assumption of the Mortgage by LENFEST OAKS, INC., (the "New Beneficial Owner") an affiliate of SUBURBAN CABLE TV CO. INC., (the "New Industrial Occupant") a Pennsylvania corporation, the New Beneficial Owner and (2) the leasing of the Premises to the New Industrial Occupant; and

     WHEREAS, the PIDA Board at its meeting held January 6, 1999, approved the Request provided that, inter alia, Lenfest Communications, Inc., guarantee the prompt payment of the Note together with all interest, costs, fees, and charges related thereto, as more specifically set forth in the Note and the Mortgage; and

     WHEREAS, the principal balance and the amount of the Loan to be assumed is $1,111,887.42 plus accrued interest in the amount of $2,779.72 (effective June 30, 1999) for a total outstanding balance of $1,114,667.14; and

     WHEREAS, the New Beneficial Owner has examined the Mortgage and consents thereto and desires to assume and agrees to pay the Mortgage.

     NOW, THEREFORE, in consideration of the PIDA Board Approval and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

     1. The New Beneficial Owner and the New Industrial Occupant do hereby consent for themselves, their successors and assigns, to the Mortgage, and the New Beneficial Owner and the New Industrial Occupant further agree that whatever right, title and interest which they, their successors and assigns may have in and to the Premises shall be and the same are hereby expressly made subject and subordinate to the lien of the Mortgage.

     2. (a) The New Beneficial Owner and the New Industrial Occupant for themselves, their successors and assigns: (i) do hereby assume all the obligations of the Borrower under the Note and the Mortgage arising from and after the Effective Date (as defined below) and agree to make payments in accordance with and to perform all the terms and conditions of the Note and the Mortgage arising from and after the Effective Date; (ii) consent and agree that their liability to pay and perform in accordance with the terms of the Note and the Mortgage shall continue until the Loan, together with any and all interest, penalty and costs thereon, is paid in full and all obligations are performed; and (iii) assume and covenant to perform any and all obligations, promises and covenants of the Borrower contained in the Note and the Mortgage arising from and after the Effective Date.

     (b) The New Beneficial Owner covenants to give prompt notice to PIDA of the occurrence of any default under the Installment Sale Agreement either on its part or on the part of tbe Borrower.

     (c) The New Beneficial Owner covenants that it has not prepaid and shall not prepay the sums to be paid by it to the Borrower under the Installment Sale Agreement, in whole or in part without the prior written consent of PIDA.

     (d) The New Beneficial Owner covenants that, upon request, it shall make the payments referred to in subparagraph (a)(i) above directly to PIDA.

     3. The New Beneficial Owner and the New Industrial Occupant represent and warrant that they have the power and authority to make the assumptions, covenants, and agreements referred to in paragraph 2 above, and that the officers of the New Beneficial Owner and the New Industrial Occupant who have executed this Agreement are duly authorized so to do and to acknowledge the same on their behalf by virtue of the authority conferred upon them by resolution duly adopted by the Boards of Directors of the New Beneficial Owner and the New Industrial Occupant, further, that the New Beneficial Owner and the New Industrial Occupant have complied in every respect with all laws and agreements applicable to the increase of their indebtedness as the same may be related to its undertaking herein set forth.

     4. The provisions of this Agreement shall be in addition to those of any other agreement to which PIDA is a party relating to the Loan including, without limitation, the Note and the Mortgage. All of such provisions shall be construed as complementary to each other. Nothing contained herein shall prevent PIDA from enforcing any and all of such provisions in accordance with their respective terms.

     5. From time to time, thc New Beneficial Owner and the New Industrial Occupant will execute and deliver to PIDA such additional documents as PIDA may reasonably require to carry out the terms of this Agreement.

     6. The New Beneficial Owner and the New Industrial Occupant covenant that they shall not discriminate against any employee or against any applicant for employment because of race, religion, color, national origin, sex or age including, but not limited to, employment upgrading, demotion or transfer, recruitment or recruitment advertising, layoff or termination, rate of pay or other forms of compensation, and selection for training, including apprenticeship.

     7. The New Beneficial Owner and the New Industrial Occupant covenant that the Premises shall at all times be in compliance with all applicable governmental regulations, including but not limited to, all antipollution regulations and standards.

     8. The New Beneficial Owner and the New Industrial Occupant agree that their use of the Premises shall at all times be restricted to those uses authorized by the Pennsylvania Industrial Development Authority Act, Act No. 537 of 1956, Pub. L No. 1609, as amended.

     9. The New Beneficial Owner and the New Industrial Occupant covenant that they will neither sell, lease, assign or otherwise transfer their rights in the Premises, in whole or in part, directly or indirectly, without the prior written approval of PIDA, and any unauthorized sale, lease, assignment or transfer shall be void. Should any portion of the Premises be leased to unrelated third-party interests after consent by PIDA, PIDA shall receive fifty percent (50%) of the gross subrentals as a prepayment on the Loan, payable annually. The failure of PIDA at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of PIDA are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

     10. PIDA shall have the right at all times to enforce the provisions of this Agreement in strict accordance with the terms hereof, notwithstanding any conduct or custom on the part of PIDA in refraining from so doing at any time or times. The failure of PIDA at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of PIDA are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

     l1. The substantive laws of the Commonwealth of Pennsylvania shall govern the construction of this Agreement and the rights and remedies of PIDA and the New Beneficial Owner.

     12. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of PIDA, the New Beneficial Owner and the New Industrial Occupant. The New Beneficial Owner has no right to assign any of its rights or obligations hereunder or under the Installment Sale Agreement without the prior written consent of PIDA, and any such assignment without the prior written consent of PIDA shall be void.

     13. This Agreement may be amended only with the prior written consent of PIDA and the New Beneficial Owner and the New Industrial Occupant.

     14. Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed delivered if delivered in person or if sent by certified mail, postage prepaid, return receipt requested, or telegraph, as follows, unless such address is changed by written notice hereunder:

(a) If to the New Beneficial Owner:

    LENFEST OAKS, INC.
    200 Cresson Boulevard, P.O. Box 989
    Oaks,Pennsylvania 19456-0989

    Attention: General Counsel

(b) If to the New Industrial Occupant:

    SUBURBAN CABLE TV CO. INC.
    200 Cresson Boulevard, P.O. Box 989
    Oaks, Pennsylvania 19456-0989

    Attention: General Counsel

(c) If to PIDA:

    THE PENNSYLVANIA INDUSTRIAL
      DEVELOPMENT AUTHORITY
    Room 480, Forum Building
    Harrisburg, Pennsylvania 17120

     Attention: Executive Director

     Notice shall be effective on delivery if delivered in person or on the third business day following mailing if mailed.

     15. If any provision of this Agreement shall be held invalid under any applicable laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision and, to this end, the provisions hereof are severable.

     16. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

     17. This Agreement is intended to take effect as an instrument under seal.

     18. The New Beneficial Owner and the New Industrial Occupant are referred to as Contractor in Exhibits B, C, D and E.

     19. This Agreement shall be effective as of the close of business on June 30, 1999 (the "Effective Date").

     20. From and after the Effective Date, PIDA agrees to release, remise and discharge Old Beneficial Owner and SURGICAL LASER TECHNOLOGIES, INC. (the "Old Industrial Occupant") from any and all liabilities and obligations under the Note, the Mortgage and all other documents executed by Old Beneficial Owner and/or Old Industrial Occupant in connection with the Loan. PIDA agrees to deliver to Old Industrial Occupant its Guaranty and Surety Agreement dated December 2, 1991 marked "cancelled."

     IN WITNESS WHEREOF, the parties, intending to be legally bound hereby, has caused this Consent, Subordination and Assumption Agreement to be executed on its behalf by the undersigned duly authorized officers and its corporate seal to be affixed hereto this 28th day of June, 1999.

ATTEST:                           MONTGOMERY COUNTY INDUSTRIAL
                                  DEVELOPMENT CORPORATION

                                  By /s/ Carmen S. Italia
    ----------------------           --------------------
    Secretary                        President

(CORPORATE SEAL)


ATTEST:                           LENFEST OAKS, INC.

/s/ Samuel W. Morris              By /s/ Maryann V. Bryla
    ----------------                 --------------------
    Secretary                        Vice President

(CORPORATE SEAL)


ATTEST:                           SUBURBAN CABLE TV CO. INC.

/s/ Samuel W. Morris              By /s/ Maryann V. Bryla
    ----------------                 --------------------
    Secretary                        Treasurer

(CORPORATE SEAL)


ATTEST:                           SLT PROPERTIES, INC.

/s/ Craig K. Carra                By /s/ Davis Woodward
    --------------                   ------------------
    Assistant Secretary              Vice President

(CORPORATE SEAL)


ATTEST:                           SURGICAL LASER TECHNOLOGIES, INC.

/s/ Davis Woodward                By /s/ Davis Woodward
    --------------                   ------------------
    Secretary                        Vice President

(CORPORATE SEAL)

ATTEST:                           PENNSYLVANIA INDUSTRIAL DEVELOPMENT
                                    AUTHORITY

/s/ Carolyn L. Hoouer             By /s/ Marguerite Harris
    -------------------              ---------------------
    Assistant Secretary              Administrator

(CORPORATE SEAL)



COMMONWEALTH OF PENNSYLVANIA:
                            :SS
COUNTY OF DAUPHIN           :

     ON THIS the 28th day of June 1999, before me, the undersigned officer, personally appeared Marguerite Harris, who acknowledged herself to be the Administrator of The Pennsylvania Industrial Development Authority, a public body corporate and politic, and that she as such Administrator being authorized to do so, executed the foregoing instrument for the purpose therein contained by signing the name of The Pennsylvania Industrial Development Authority by herself as Administrator.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                 /s/ Earlyn C. Deardorff
                                     -------------------
                                     Notary Public

                                     My Commission Expires: March 14, 2002

                               [GRAPHIC OMMITTED]

                                       5a

 COMMONWEALTH OP PENNSYLVANIA:
                             :ss
 COUNTY OF MONTGOMERY        :

     ON THIS, the 29th day of June, 1999, before me, the undersigned officer, personally appeared Maryann V. Bryla, who acknowledged herself to be the Vice President of Lenfest Oaks, Inc., a corporation and the within named New Beneficial Owner, and that she as such Vice President being authorized to do so, executed the foregoing instrument for the purpose therein contained by signing the name of the corporation by herself as Vice President.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                               /s/ Julie B. Duffy
                                     --------------
                                     Notary Public

                                     My Commission Expires: Oct. 22, 2001

                               [GRAPHIC OMMITTED]




 COMMONWEALTH OP PENNSYLVANIA:
                             :ss
 COUNTY OF MONTGOMERY        :

     ON THIS, the 28th day of June, 1999, before me, the undersigned officer, personally appeared Carmen S. Italia, Jr., who acknowledged himself to be the President of Montgomery County Industrial Development Corporation, a corporation and the within named Borrower, and that he as such President being authorized to do so, executed the foregoing instrument for the purpose therein contained by signing the name of the corporation by himself as President.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                              /s/ Deborah A. Mader
                                     ----------------
                                     Notary Public

                                     My Commission Expires: Oct. 8, 2001

                               [GRAPHIC OMMITTED]

 COMMONWEALTH OF PENNSYLVANIA:
                             :ss
 COUNTY OF MONTGOMERY        :

     ON THIS, the 28th day of June, 1999, before me, the undersigned officer, personally appeared Davis Woodward, who acknowledged him/herself to be the Vice President of Surgical Laser Technologies, Inc., a Delaware corporation, and that he/she as such officer being authorized to do so, executed the foregoing instrument for the purpose therein contained by signing the name of the corporation by himself as such officer.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                 /s/ Patricia A. Moriarty
                                     --------------------
                                     Notary Public

                                     My Commission Expires: 5/20/02

                               [GRAPHIC OMMITTED]




 COMMONWEALTH OP PENNSYLVANIA:
                             :ss
 COUNTY OF MONTGOMERY        :

     ON THIS, the 28th day of June, 1999, before me, the undersigned officer, personally appeared Davis Woodward, who acknowledged him/herself to be the Vice President of SLT Properties, Inc., a corporation, and that he/she as such officer being authorized to do so, executed the foregoing instrument for the purpose therein contained by signing the name of the corporation by him/herself as such officer.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                 /s/ Patricia A. Moriarty
                                     --------------------
                                     Notary Public

                                     My Commission Expires: 5/20/02

                               [GRAPHIC OMMITTED]

COMMONWEALTH OF PENNSYLVANIA:
                            :ss
COUNTY OF MONTGOMERY        :

     ON THIS, the 29th day of June, 1999, before me, the undersigned officer, personally appeared Maryann V. Bryla, who acknowledged him/herself to be the Treasurer of Suburban Cable TV Co. Inc., a corporation, and that he/she as such officer being authorized to do so, executed the foregoing instrument for the purpose therein contained by signing the name of the corporation by him/herself as such officer.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                               /s/ Julie B. Duffy
                                     --------------
                                     Notary Public

                                     My Commission Expires: Oct. 22, 2001

                               [GRAPHIC OMMITTED]


                        Certificate of Residence of PIDA

     I hereby certify that the precise residence and complete post office address of The Pennsylvania Industrial Development Authority is: 480 Forum Building, c/o Department of Commerce, Harrisburg, Pennsylvania 17120.

                                    -------------------------------------
                                    Claude J. Lewis, Deputy Chief Counsel
                                    Attorney for PIDA

RECORDED in the Office for the Recording of Deeds, in and for the County of Montgomery, in ________ Book Volume _________, page ___________.

                                    -------------------------------------
                                     (Title)

                                   EXHIBIT "A"

ALL THAT CERTAIN tract of land situate in the Township of Upper Providence, County of Montgomery, Commonwealth of Pennsylvania as shown on Final Subdivision Plan prepared for Acorn Development Corporation (Sheet 1 of 1) by Pennoni Associates, Inc., Consulting Engineers, 1611 Arch Street, Philadelphia Pennsylvania 19103 and Yerkes Associates, Inc., 101 Charles Street, Box 1080, Bryn Mawr, Pennsylvania 19101 recorded on September 11, 1990 in the Office of the Recorder of Deeds in and for Montgomery County in Plan Book A-52, page 198, bounded and described as follows, to wit:

BEGINNING at a point in the title line of Mill Road, said point being located North 06 degrees 37 minutes 54 seconds West 509.00 feet from the intersection of said title line with the centerline of Cresson Boulevard (50 feet wide); thence extending along said title line of Mill Road North 06 degrees 37 minutes 54 seconds West 394.00 feet to a point in line of lands of Burl L. and Geraldine Collins; thence extending along said lands the following 02 courses and distances: (1) North 73 degrees 16 minutes 45 seconds East 216.79 feet to a point; (2) North 06 degrees 37 minutes 55 seconds West 135.95 feet to a point in the Southeasterly title line of Egypt Road, S.R. 46062-2; thence extending along said title line North 80 degrees 10 minutes 00 seconds East 68.97 feet to a point in the centerline of Cresson Boulevard; thence extending along said centerline the following 03 dimensions: (1) South 39 degrees 00 minutes 00 seconds East i46.56 feet to a point of curvature; (2) extending along the arc of a circle curving to the right, having a radius of 225.00 feet, the arc distance of 131.55 feet to a point of tangency; (3) crossing a 25 foot wide storm easement South 05 degrees 30 minutes 00 seconds East 323.16 feet to a point in line of Lot No. 3; thence extending along said Lot South 83 degrees 22 minutes 06 seconds West 389.29 feet to the point and place of BEGINNING.

CONTAINING 4.147 acres of land, more or less.

BEING Lot 2 as shown on the above mentioned Plan.

PARCEL NUMBER: 61-00-01208-14-4.

BEING the same premises which Oaks Associates, a Pennsylvania Limited Partnership by Indenture dated September 14, 1990 and recorded in the Office of the Recorder of Deeds in and for the County of Montgomery in Deed Book 4958 Page 199, granted and conveyed unto Montgomery County Industrial Development Corporation, a Pennsylvania Non-Profit Corporation.

                                   EXHIBIT "B"

                            NONDISCRIMINATION CLAUSE

     During the term of this contract, Contractor agrees as follows:

     1. Contractor shall not discriminate against any employee, applicant for employment, independent contractor or any other person because of race, color, religious creed, ancestry, national origin, age or sex. Contractor shall take affirmative action to insure that applicants are employed, and that employees or agents are treated during employment, without regard to their race, color, religious creed, handicap, ancestry, national origin, age or sex. Such affirmative action shall include, but is not limited to: employment, upgrading, demotion or transfer, recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training. Contractor shall post in conspicuous places, available to employees, agents, applicants for employment and other persons, a notice to be provided by the contracting agency setting forth the provisions of this nondiscrimination clause.

     2. Contractor shall in advertisements or requests for employment placed by it or on its behalf, state that all qualified applicants will receive consideration for employment without regard to race, color, religious creed, handicap, ancestry, national origin, age, or sex.

     3. Contractor shall send each labor union or workers' representative with which it has a collective bargaining agreement or other contract or understanding, a notice advising said labor union or workers' representative of its commitment to this nondiscrimination clause. Similar notice shall be sent to every other source of recruitment regularly utilized by Contractor.

     4. It shall be no defense to a finding of noncompliance with this nondiscrimination clause that Contractor had delegated some of its employment practices to any union, training program or other source of recruitment which prevents it from meeting its obligations. However, if the evidence indicates that the Contractor was not on notice of tbe third-party discrimination or made a good faith effort to correct it, such factor shall be considered in mitigation in determining appropriate sanctions.

     5. Where the practices of a union or of any training program or other source of recruitment will result in the exclusion of minority group persons, so that Contractor will be unable to meet its obligations under this nondiscrimination clause, Contractor shall then employ and fill vacancies through other nondiscriminatory employment procedures.

     6. Contractor shall comply with all state and federal laws prohibiting discrimination in hiring or employment opportunities. In the event of Contractor's noncompliance with the nondiscrimination clause of this contract or with any such laws, this contract may be terminated or suspended, in whole or in part, and Contractor may be declared temporarily ineligible for further Commonwealth contracts, and other sanctions may be imposed and remedies invoked.

     7. Contractor shall furnish all necessary employment documents and records to, and permit access to its books, records and accounts by, the contracting agency for purposes of investigation to ascertain compliance with the provisions of this clause. If Contractor does not possess documents or records reflecting the necessary information requested, it shall furnish such information on reporting forms supplied by the contracting agency.

     8. Contractor shall actively recruit minority subcontractors and women subcontractors or subcontractors with substantial minority representation among their employees.

     9. Contractor shall include the provisions of this nondiscrimination clause in every subcontract, so that such provisions will be binding upon each subcontractor.

     10. Contractor obligations under this clause are limited to the Contractor's facilities within Pennsylvania or, where the contract is for purchase of goods manufactured outside of Pennsylvania, the facilities at which such goods are actually produced.

Revised 2/96

                                   EXHIBIT "C"

                      CONTRACTOR RESPONSIBILITY PROVISIONS

     1. The Contractor certifies that it is not currently under suspension or debarment by the Commonwealth, any other state, or the federal government, and if the Contractor cannot so certify, then it agrees to submit along with the bid/proposal a written explanation of why such certification cannot be made.

     2. If the Contractor enters into any subcontracts or employs under this contract any subcontractors/individuals who are currently suspended or debarred by the Commonwealth or the federal government or who become suspended or debarred by the Commonwealth or federal government during the term of this contract or any extensions or renewals thereof, the Commonwealth shall have the right to require the Contractor to terminate such subcontracts or employment.

     3. The Contractor agrees to reimburse the Commonwealth for the reasonable costs of investigation incurred by the Offiee of Inspector General for investigations of the Contractor's compliance with terms of this or any other agreement between the Contractor and the Commonwealth which result in the suspension or debarment of the Contractor. Such costs shall include, but not be limited to, salaries of investigators, including overtime; travel and lodging expenses; and expert witness and documentary fees. The Contractor shall not be responsible for investigative costs for investigations which do not result in the Contractor's suspension or debarment.

     4. The Contractor may obtain the current list of suspended and debarred contractors by contacting the:

                    Department of General Services
                    Office of Chief Counsel
                    603 North Office Building
                    Harrisburg, PA 17125
                    Telephone No. (717) 783-6472
                    Fax No. (717) 787-9138

Revised 6/96

                                   EXHIBIT "D"

                         CONTRACTOR INTEGRITY PROVISIONS

     1. Definitions.

     a. Confidential information means information that is not public knowledge, or available to thc public on request, disclosure of which would give an unfair, unethical, or illegal advantage to another desiring to contract with the Commonwealth.

     b. Consent means written permission signed by a duly authorized officer or employee of the Commonwealth, provided that where the material facts have been disclosed, in writing, by prequalification, bid, proposal, or contractual terms, the Commonwealth shall be deemed to have consented by virtue of execution of this Agreement.

     c. Commonwealth means the Commonwealth of Pennsylvania Acting by and Through its Department of Community and Economic Development and any agencies and instrumentalities of the Commonwealth of Pennsylvania for which the Department of Community and Economic Development provides staff services (including without limitation the Pennsylvania Industrial Development Authority, Pennsylvania Economic Development Financing Authority, Pennsylvania Energy Development Authority, and Pennsylvania Minority Business Development Authority).

     d. Contractor means the individual or entity that has entered into an agreement with the Commonwealth, assumed the obligations of another to repay moneys to the Commonwealth, or is the intended beneficiary of, and has knowingly received benefits under, an agreement between the Commonwealth and a financial intermediary or educational institution, including directors, officers, partners, managers, key employees, and owners of more than a 5% interest.

     e. Financial Interest means:

          (1)  ownership of more tban a 5% interest in any business; or

          (2) holding a position as an officer, director, trustee, partner, employee, or the like, or holding any position of management.

     f. Gratuity means any payment of more than nominal monetary value in the form of cash, travel, entertainment, gifts, meals, lodging, loans, subscriptions, advances, deposits of money, services, employment, or contracts of any kind.

     2. The Contractor shall take no action in violation of state or federal laws, regulations, or other requirements that govern contracting with the Commonwealth.

     3 Ihe Contractor shall not, in connection with this or any other agreement with the Commonwealth, directly or indirectly offer, confer, or agree to confer any pecuniary benefit on anyone as consideration for the decision, opinion, recommendation, vote, other exercise of discretion, or violation of a known legal duty by any officer or employee of the Commonwealth.

     4 The Contractor shall not, in connection with this or any other agreement with the Commonwealth, directly or indirectly offer, give, or agree to promise to give to anyone any gratuity for the benefit of or at the direction or request of any officer or employee of the Commonwealth.


     5. Except with the consent of the Commonwealth, the Contractor shall not have a financial interest in any other contractor, subcontractor, or supplier providing services, labor, or material on this project.

     6. The Contractor, upon being informed that any violation of these provisions has occurred or may occur, shall immediately notify the Commonwealth in writing.

     7. The Contractor, by execution of this Agreement and by the submission of any bills or invoices for payment pursuant thereto, certifies and represents that he has not violated any of these provisions.

     8. The Contractor, upon the inquiry or request of the Inspector General of the Commonwealth or any of that official's agents or representatives, shall provide, or if appropriate, make promptly available for inspection or copying, any information of any type or form relevant to the Contractor's compliance with this Agreement (including without limitation these provisions relating to Contractor integrity). Such information shall be retained by the Contractor for a period of three years beyond the termination of the contract unless provided by law.

     9. For violation of any of the above provisions, the Commonwealth may declare an event of default hereunder, subject to applicable notice and cure provisions, and debar and suspend the Contractor from doing business with the Commonwealth, including without limitation participation in its financial assistance programs. These rights and remedies are cumulative, and the use or nonuse of any one shall not preclude the use of all or any other. These rights and remedies are in addition to those the Commonwealth may have under law, statute, regulation, or otherwise.

                                   EXHIBIT "E"

                   AMERICANS WITH DISABILITIES ACT PROVISIONS

     During the term of this contract, the Contractor agrees as follows:

     1. Pursuant to federal regulations promulgated under the authority of The Americans With Disabilities Act, 28 C.F.R ss.35.101 et seq., the Contractor understands and agrees that no individual with a disability shall, on the basis of the disability, be excluded from participation in this contract or from activities provided for under this contract. As a condition of accepting and executing this contract, the Contractor agrees to comply with the "General Prohibitions Against Discrimination," 28 C.F.R. ss.35.130, and all other regulations promulgated under Title II of The Americans With Disabilities Act which are applicable to the benefits, services, programs, and activities provided by the Commonwealth of Pennsylvania through contracts with outside contractors.

     2. The Contractor shall be responsible for and agrees to indemnify and hold harmless the Commonwealth of Pennsylvania from all losses, damages, expenses, claims, demands, suits, and actions brought by any party against the Commonwealth of Pennsylvania as a result of the Contractor's failure to comply with the provisions of paragraph 1 above.